UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016 (October 31, 2016 )

NEW ENTERPRISE STONE & LIME CO., INC.
(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664
(Address of principal executive offices)

(814) 766-2211
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 1, 2016, the Company made available certain selected financial information for discussion with investors. Such financial information (the “Information”) is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Information contains the financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Less Capital Expenditures (each as defined below). These non-GAAP financial measures are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

We define EBITDA as earnings before interest expense, income taxes, depreciation, cost depletion and, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness, amortization of and non-cash impairment charges with respect to intangibles (including, but not limited to, goodwill) and organization costs, as applicable. We define Adjusted EBITDA in accordance with the requirements of our asset-based revolving credit facility, as EBITDA before (a) any extraordinary, unusual or non-recurring expenses or losses (including (i) the costs and expenses of consultants and financial advisors to the Company and its subsidiaries, subject to a $2,500,000 cap provided such expenses are not already included in projections, (ii) losses on sales of assets outside of the ordinary course of business and (iii) severance costs, subject to a $1,000,000 cap provided such expenses are not already included in projections), (b) all non-cash charges in connection with the granting of, or accretion on, options, warrants or other equity interests, (c) all other non-cash charges, (d) purchase accounting adjustments including in connection with any permitted acquisition, and (e) any costs, fees and expenses incurred in connection with any permitted issuance, refinancing or amendment of indebtedness, and any permitted equity issuance, acquisition, disposition or investment (in each case including payments in connection with such permitted transactions, payment of agency fees, payment of success/transition bonuses to employees and directors of the Company or its subsidiaries in connection therewith), minus the sum of (x) any extraordinary, unusual or non-recurring income or gains (including gains on the sales of assets outside of the ordinary course of business), and (y) non-cash income, all as determined on a consolidated basis. We define Adjusted EBITDA Less Capital Expenditures as Adjusted EBITDA less capital expenditures, including financed and non-cash capital expenditures, deferred stripping and capitalized software.

The Company believes that each of these non-GAAP financial measures provides useful information about the Company’s results of operations and/or financial position to both investors and management. Each non-GAAP financial measure is provided because management believes it is an important measure of financial performance used in our industry to measure operating results, and to define standards for borrowing from institutional lenders. The Company uses each of these non-GAAP financial measures as a measure of the performance of the Company. In addition, the Company’s asset-based revolving credit facility requires that we comply with various financial covenants based on our non-GAAP financial measure of Adjusted EBITDA.

The Company provides these measures to assist our investors in performing their analysis of its historical operating results. Each of these non-GAAP financial measures reflects a measure of the Company’s operating results before consideration of certain charges and consequently, none of these measures should be construed as an alternative to net income (loss) or operating income (loss) as an indicator of the Company’s operating performance, or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Less Capex have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	they do not reflect cash expenditures, future requirements for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, working capital needs;

•	they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on debt;

•
although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA, Adjusted EBITDA and Adjusted EBITDA less Capex do not reflect any cash requirements for such replacements;

•	they are not adjusted for all noncash income or expense items that are reflected in the statements of cash flows;

•	they do not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of ongoing operations;

•
they do not reflect limitations on, or costs related to, transferring earnings from the Company's subsidiaries; and other companies in the Company's industry may calculate these measures differently, limiting their usefulness as comparative measures.

A reconciliation of each of these non-GAAP financial measures to the most directly comparable GAAP measures is included in the Information attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure

See discussion of the Information set forth above in Item 2.02, which is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events

On October 31, 2016, New Enterprise Stone & Lime Co., Inc. (the “Company”) and its wholly-owned subsidiary Protection Services Inc. (“PSI”) entered into an Asset Purchase Agreement with RoadSafe Traffic Systems, Inc. (the “Buyer”) and RoadSafe’s parent company, pursuant to which the Buyer purchased substantially all of the assets of the PSI business (the “Transaction”), which constitutes a component of the Company’s traffic safety services and equipment sales business.

The cash purchase price for the PSI assets, net of certain assumed liabilities, was $36.3 million, of which $2.75 million was deposited into escrow to secure confirmation of closing date working capital and any indemnity obligations. The closing date working capital will be confirmed after closing of the Transaction, at which time up to $250,000 will be released from escrow depending on differences from the closing date working capital estimate. The remaining escrow will be retained for up to one year after closing, subject to extension in certain circumstances. The Company intends to apply the net proceeds of the sale of the PSI assets towards the repurchase of the Company’s 11% Senior Notes due 2018. The timing of any repurchases and the exact amount of Senior Notes to be repurchased will be determined by the Company's management, in its discretion, and will depend upon market conditions and other factors.

The PSI assets sold in the Transaction accounted for $29.1 million of revenue, $2.4 million of operating profit and $4.7 million of EBITDA for the six-month period ending August 31, 2016, and $41.4 million of revenue, $1.6 million of operating profit and $6.0 million of EBITDA for the fiscal year ended February 29, 2016.

The Company has retained and will continue to manufacture and sell a complete line of traffic control devices, including traffic cones, plastic drums, channelizers, barricades, arrow boards, crash attenuators, construction/permanent signs and posts, message boards, speed awareness monitors and strobe/warning lights, traffic control signs and solar powered traffic safety devices under its Work Area Protection Corp., ASTI Transportation Systems, Inc., SCI Products Inc. and Precision Solar Controls Inc. businesses.

The Asset Purchase Agreement contains representations, warranties, covenants and indemnification provisions customary for a transaction of this type. Both the Buyer and PSI have agreed to indemnify each other for certain losses arising from breaches of the Asset Purchase Agreement and for certain other liabilities, subject to specified limitations. In connection with the Transaction, both parties have entered into a transition services agreement, whereby the Company will provide certain transition services to the Buyer for a limited period of time following the date hereof. The Buyer has also entered into a distribution agreement with Work Area Protection Corp., an affiliate of the Company (“WAPCO”), whereby Buyer will, on a non-exclusive basis, market, sell and distribute traffic control and safety products produced by WAPCO in the U.S.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1          New Enterprise Stone & Lime Co., Inc. Selected Financial Information.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President and Chief Executive Officer

Date: November 1, 2016

EXHIBIT INDEX

No.	Description

99.1	New Enterprise Stone & Lime Co., Inc. Selected Financial Information.